                             EMPLOYMENT AGREEMENT
                             --------------------


     EMPLOYMENT AGREEMENT dated January 1, 1996, by and between AVEMCO
                                ---------    --
CORPORATION, a Delaware corporation ("AVEMCO"), for itself and on behalf of its subsidiaries, and Thomas H. Chero ("Employee").
                  ---------------

     In consideration of the covenants, agreements and representations hereinafter contained, AVEMCO and Employee hereby agree as follows:

     1.   EMPLOYMENT.  AVEMCO hereby employs Employee as Senior Vice President -
          ----------                                     ----------------------
Legal, and Secretary, AVEMCO Corporation, and/or any other reasonably equivalent
----------------------------------------
or additional position with AVEMCO as AVEMCO may require. Employee accepts employment upon the terms and conditions of this Employment Agreement.

     2.   TERM.  The term of this Employment Agreement shall begin on
          ----
January 1, 1996, and shall end on December 31, 1996.
---------                         -----------

     3.   COMPENSATION.  During the term of this Employment Agreement, AVEMCO
          ------------
shall pay Employee a base annual salary of One Hundred Five Thousand ($105,000)
                                           -------------------------   -------
payable on a bi-weekly basis. Such base annual salary shall be subject to discretionary, periodic review for potential increase by AVEMCO and shall be prorated for any portion of a year employed, if less than a full annual period. In addition, Employee shall be eligible to participate in AVEMCO's Pension Plan, Profit Sharing Plan, and other employee benefit plans including life, health and disability insurance plans, vacation plans, and disability leave plans.
Employee acknowledges that Employee has received, read, and understands said plans and, further, understands that such plans may be modified or terminated at any time by the Board of Directors of AVEMCO, without affecting the validity of this Employment Agreement.

Employee further acknowledges receipt of the Employee Handbook, AVEMCO AND YOU.

     4.  DUTIES.  Employee agrees to faithfully perform the duties
         ------
normally attendant upon Employee's position with AVEMCO, as set forth in Section 1 hereof, in accordance with guidelines as may be issued by AVEMCO from time to time. Employee shall devote Employee's entire business time, attention, and energies to AVEMCO's business and shall not, during the term of this Employment Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage.

     5.  BUSINESS PROPERTY/NONDISCLOSURE.
         -------------------------------
         (a) Employee fully acknowledges that his employment with AVEMCO will necessarily equip Employee with specialized and confidential knowledge and information which if divulged and used in competition with AVEMCO will cause serious harm and disadvantage to AVEMCO. Therefore, Employee agrees that:

                (1) All inventions and improvements relating in any manner to AVEMCO's business during Employee's engagement by AVEMCO, whether said inventions or improvements were made, conceived, or discovered by Employee as sole inventor or joint inventor with another or otherwise, or whether made, conceived, or discovered in or out of usual working hours of or upon the premises of AVEMCO or elsewhere, together with all patents, copyrights, and trade secret rights of said inventions and improvements throughout the world, shall be the sole property of AVEMCO, and Employee hereby assigns all such rights to AVEMCO;

                (2) Employee will hold secret and confidential during and after his employment by AVEMCO, until disclosed to the public by AVEMCO, all processes, systems, software, technology, methods, apparatus, products, and any other confidential disclosures, whether written or otherwise, relating to the business made to Employee during Employee's engagement by AVEMCO. Employee acknowledges that all such technical information is confidential and further acknowledges that financial and business information, whether written or otherwise, regarding the business, including information regarding customers, customer lists and prospective customer lists, costs, prices, earnings, formulae, prospective and executed contracts and other business arrangements, and sources of supply, is presumed confidential information of AVEMCO for purposes of this Employment Agreement, and Employee covenants to protect the confidential nature of such information, and at no time while engaged by AVEMCO or subsequent to such engagement, will Employee disclose to any person, business entity or individual any such information or utilize any such information other than in the furtherance of AVEMCO's business.

          (b) Upon request of AVEMCO, Employee will promptly return to AVEMCO any and all documents, records, reports, data, or other writings made or obtained by Employee in the course of Employee's engagement by AVEMCO pertaining to or containing information referred to in subparagraphs (1) and (2) directly above and Employee agrees to neither make nor retain any copies of such materials after expiration or termination of this Employment Agreement.

     6.   DEATH DURING EMPLOYMENT.  If Employee dies during the term of this
          -----------------------
Employment Agreement, AVEMCO shall pay to the estate of Employee the compensation for base annual salary which would otherwise be payable to Employee up to the date of death.

     7.   TERMINATION.  This Employment Agreement may be terminated by either
          -----------
party, for any reason, with or without cause, at any time during its term by giving the other at least 30 days written notice stating when thereafter the termination is to be effective.

          (a) By Employee.  If Employee gives notice of termination, no
              -----------
vacation, or any other paid leave, shall further accrue from the day the notice was given (or from the day it should have been given if earlier). Further, if Employee attempts to terminate without giving the required number of days notice of termination, Employee shall not be eligible to thereafter take, nor to be compensated for, any previously accrued but unused vacation, or, any other paid leave.

          (b) By AVEMCO.  If AVEMCO gives notice of termination, vacation and
              ---------
any other paid leave will continue to accrue for 30 days after the giving of such notice. Further, if AVEMCO attempts to terminate without giving the required number of days notice of termination, Employee shall be eligible to receive Employee's base annual salary as provided for in paragraph 3 of this Employment Agreement, for the full 30 days after the giving of such notice by AVEMCO.

          (c) After either party gives notice of termination, AVEMCO may require that Employee take with pay any available accrued but unused vacation during the 30-day termination period. Further, nothing contained in this paragraph 7 shall be construed to expand any of the terms of AVEMCO's vacation or other paid leave plans.

     8.   NOTICES.  Notices shall be given to AVEMCO at its principal office.
          -------
Notices shall be given to Employee at Employee's residence. All notices shall be given in writing and any notice of termination shall be sent by certified mail.

     9.   WAIVER OF BREACH.  The waiver by AVEMCO of a breach of any provision
          ----------------
of this Employment Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee. No waiver shall be valid unless in writing and signed by an authorized officer of AVEMCO.

     10.  ASSIGNMENT.  Employee acknowledges that the services to be rendered by
          ----------
Employee hereunder are unique and personal. Accordingly, Employee may not assign any of Employee's rights or delegate any of Employee's duties or obligations under this Employment Agreement. AVEMCO may assign this Employment Agreement, providing the employment described in paragraph 1 is not materially changed thereby, and its rights and obligations shall inure to the benefit of and shall be binding upon its successors and assigns. In the event of such assignment, Employee's eligibility to continue participation in all of AVEMCO's employee benefit plans shall terminate, and the same shall not affect the validity of this Employment Agreement.

     11.  ENTIRE AGREEMENT.  This Employment Agreement including its Attachments
          ----------------
contains the entire understanding of the parties with respect to employment. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. It shall supersede any prior employment agreements between the parties hereto, except it will not supersede any agreement not-to-compete for a specified period of time contained in any prior employment agreement, which period of time has not expired by its own terms, unless this Employment Agreement, or any Attachment to it, has a provision not-to-compete for a specified period of time.

     12.  SEVERABILITY.  If any provisions of this Employment Agreement are
          ------------
determined to be invalid under any applicable statute or rule of law, they are, to that extent, omitted, but the remainder of this Employment Agreement shall continue to be binding upon parties hereto.

     13.  LAW/VENUE.  This Employment Agreement shall be governed by the laws of
          ---------
the State of Maryland. In the event of any claim or litigation by either party against the other arising out of it, the parties agree that the forum for resolution of such claim or litigation shall be the Circuit Court for Frederick County, Maryland, and each party consents to personal jurisdiction of said court.

     14.  ATTACHMENTS.  The following attachments(s) are made a part of this
          -----------
Employment Agreement as of the date it is entered into:    A, A1, B     .
                                                        ----------------





     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first above written.


       EMPLOYEE                          AVEMCO CORPORATION

    /s/ Thomas H. Chero                  By    /s/ John F. Shettle, Jr.
  -------------------------------          -------------------------------------
                                            John F. Shettle, Jr. President

                                    ATTACHMENT A

                                    Employee:  Thomas H. Chero
                                             ------------------------

                           EMPLOYEE SELECTED OPTION

                            TO EMPLOYMENT AGREEMENT

     Employee hereby requests that the Employment Agreement between the parties as referenced below be amended to include the following provisions, and AVEMCO hereby agrees:

     A.   Non-Competition
          ---------------

          (1) During the term of this Employment Agreement and for a period of two (2) years after the expiration or termination of this Employment Agreement, except as may otherwise be set forth herein, Employee will not, directly or indirectly, either individually or as a principal, agent, employee, independent contractor, stockholder, or otherwise in any capacity whatsoever, engage in any business, employment, or consulting in the field of the "Business" as defined in Attachment "A-1" hereto, in any geographic area where AVEMCO does the Business at the time of expiration or termination of this Employment Agreement, or has done the Business at any time during the two (2) years directly preceding such expiration or termination;

          (2) During the term of this Employment Agreement and for a period of two (2) years after the expiration or termination of this Employment Agreement, except as may otherwise be set forth herein, Employee will not, directly or indirectly, either individually or as a principal, agent, employee, independent contractor, stockholder, or otherwise in any capacity whatsoever, engage in any business, employment, or consulting in the Business, for or on behalf of any person, firm, organization, association, or other entity with which AVEMCO has, at the time of expiration or termination of this Employment Agreement, or had at any time during the two (2) years directly preceding such expiration or termination, a material contractual relationship in connection with the Business, if Employee's activities would be an appreciable factor in assisting such firm, organization, association, or other entity to diminish or eliminate its need for such contractual relationship with AVEMCO.

          (3) During the term of this Employment Agreement and for a period of two (2) years after the expiration or termination of this Employment Agreement, except as may otherwise be set forth herein, Employee will not, directly or indirectly, either individually or as a principal, agent, employee, independent contractor, stockholder, or otherwise in any capacity whatsoever, engage in any activity which would divert employees, customers, or clients away from AVEMCO.

     B.   Effect of Termination
          ---------------------

          Should Employee terminate this Employment Agreement prior to its expiration for any reason, or should AVEMCO terminate for cause, the provisions of paragraphs A(1), A(2) and A(3) directly above shall survive for two (2) years from the date it was terminated. Should AVEMCO terminate without cause, paragraphs A(1), A(2) and A(3) directly above shall not survive notwithstanding anything to the contrary therein. For the purposes hereof, the term "cause" shall consist of deficiencies in the conduct reasonably expected of an officer in Employee's position and including but not limited to fraud, sexual harassment, habitual drunkenness, drug abuse, or repeated failure or refusal to carry out the responsibilities of the position.

     C.   Breach
          ------

          In the event of Employee's actual or threatened breach of the provisions of paragraphs A(1), A(2) or A(3) of this Attachment, AVEMCO shall be entitled to an injunction restraining Employee therefrom. Nothing shall be construed as prohibiting AVEMCO from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from Employee.

     D.   Consideration
          -------------

          In consideration of Employee's agreements contained herein, AVEMCO agrees that in addition to the Compensation set forth in paragraph 3 of the Employment Agreement, Employee shall be entitled to participate in AVEMCO's Executive Performance Compensation Plan and Nonstatutory Stock Option Plan, to the extent options may be available for grant. Employee acknowledges that Employee has received, read, and understands said plans. Employee further understands and acknowledges that such plans may be modified or terminated, or Plan Years or award dates changed, at any time by the Board of Directors of AVEMCO, and that no award is guaranteed thereunder for any period. Regardless of the contingent nature of such plans, Employee acknowledges that the same constitute valid consideration for the agreements contained herein.

          Fully understanding the nature of said plans, Employee desires to enter into this optional Attachment to the Employment Agreement, and, agreeing to be bound hereby, acknowledges that said Employment Agreement is not and was not offered to Employee contingent upon Employee's entering into the agreements contained in this Attachment.

          Employee understands and agrees that these provisions are fair and reasonable as to time, geographical scope, and classification of work prohibited. Employee agrees that the provision of paragraphs A(1), A(2) and A(3) above shall not be construed as narrowly as a noncompetition provision which may be required as a condition of employment, as opposed to being additional optional agreements that were specifically requested by Employee for additional consideration, and, they shall be distinguishable from such required provision.

     E.   Event of Death
          --------------

          In the event of Employee's death during the term of the employment, Employee's estate shall be entitled to receive any bonus which was awarded prior to the date of death, but which remained unpaid as of such date.

     F.   Passive Investments
          -------------------

          The provisions of paragraphs A(1), A(2) and A(3) hereof which prohibit Employee from engaging in certain activities shall not be construed to prevent Employee, as a passive investor, from investing in equity securities, as a stockholder, of publicly traded companies where such stock ownership would not be in conflict with Employee's duties, loyalties, and ongoing obligations under this Employment Agreement. Employee agrees that AVEMCO shall have the right to decide whether such conflict exists should there be any question regarding the same.

     This Attachment attaches to and forms a part of the Employment Agreement dated January 1, 1996 , between AVEMCO and Employee.
      ---------------


       EMPLOYEE                       AVEMCO CORPORATION


    /s/ Thomas H. Chero              By  /s/ John F. Shettle, Jr.
  -------------------------------      -----------------------------------------
                                        John F. Shettle, Jr., President

                                ATTACHMENT A-1

EMPLOYER:  AVEMCO CORPORATION                       EMPLOYEE: THOMAS H. CHERO
           ------------------                                 ---------------


                            DEFINITION OF BUSINESS


     For the purposes of the Employment Agreement referenced below, the "Business" includes each of the following paragraphs checked below: 1,2,3,4,5
                                                                    ----------

[X]  1.                         AIRCRAFT INSURANCE

        Aircraft insurance which shall include liability, hull, accidental death and dismemberment, medical payments and/or guest voluntary settlements coverage on general aviation aircraft and/or general aviation pilots; premises, contractual, products and completed operations, medical payments, and/or hangar keepers coverage for airports, fixed base and other commercial operators; general aviation lender's/lessor's broad form hull and/or liability coverage; total loss only aircraft coverage; and/or the reinsurance of any of the foregoing coverages.


[X]  2.                         WATERCRAFT INSURANCE

        Watercraft insurance which shall include liability, hull, accidental death and dismemberment, medical payments and/or guest voluntary settlements coverage on noncommercial watercraft (but including charter) and/or watercraft operators; premises, contractual, products and completed operations, medical payments, and/or hull keepers coverage for marinas and other commercial operators; noncommercial watercraft (including charter) lender's/lessor's broad form hull and/or liability coverage; total loss only watercraft hull coverage; and/or the reinsurance of any of the foregoing coverages.

                                     A1-1

[X]  3.                         COLLATERAL PROTECTION AND
                     LENDER'S/LESSOR'S SINGLE INTEREST INSURANCE

        Insurance and/or insurance tracking for banks and/or other financial institutions covering their lending and leasing operations and/or collateral in security thereof, and including, but not limited to, liability, physical damage, instrument non-filing, confiscation, skip and/or repossession coverages, and whether or not called lender's or lessor's single interest or dual interest, and/or collateral protection insurance, tracking, or otherwise; and/or the reinsurance of any of the foregoing coverages.


[X]  4.                         COMPUTER SOFTWARE

        Computer software design, modification, implementation, sale and/or service as used in and/or applied to the property casualty insurance industry, whether offered for sale to business or other concerns or used internally by business or other concerns.


[X]  5.            MEDICAL ASSISTANCE SERVICES/MEDICAL INSURANCE

        Medical assistance services and/or medical insurance, provided to, for or on behalf of individuals, groups, insurers and/or businesses, to assist sick or injured travelers, including students while studying abroad, in locating and/or obtaining medical care and/or emergency evacuation services and/or reimbursement/indemnification for the same.


     In addition to the paragraphs checked above, the "Business" also includes any other business commenced or acquired by AVEMCO or its subsidiaries during the term of the Employment Agreement, in which Employee becomes engaged, whether part or full time.

     This Attachment attaches to and forms a part of the Employment Agreement dated January 1, 1996 , between AVEMCO and Employee.
      ----------------


     EMPLOYEE                       AVEMCO CORPORATION


     /s/ Thomas H. Chero                      By:   John F. Shettle, Jr.
   ------------------------------            ----------------------------------
                                              John F. Shettle, Jr., President

                                     A1-2

                                    ATTACHMENT B

                                    EMPLOYEE:  THOMAS H. CHERO
                                              ----------------------

                               CHANGE IN CONTROL

     The undersigned agree that the following provision is added to the Employment Agreement between the parties, as referenced below:

     Change in Control.  In the event of a change in control of AVEMCO
     -----------------
Corporation, as defined herein, Employee may elect to terminate this Employment Agreement on thirty (30) days written notice, in which event the provisions of paragraphs A(1), A(2) and A(3) of Attachment A to the Employment Agreement shall no longer apply notwithstanding anything to the contrary therein.

     For the purposes hereof, a change of control of AVEMCO Corporation shall be deemed to have taken place upon the occurrence of any of the following events:

     A.  A merger or consolidation of AVEMCO Corporation with any other entity;

     B. A sale, distribution or transfer of all or substantially all of the assets of AVEMCO Corporation or of its subsidiary, AVEMCO Insurance Company;

     C. Acquisition by any one party, or by one or more "affiliated" parties as defined in Rule 12B-2 under the Securities Exchange Act of 1934, of more than forty percent (40%) of the outstanding voting stock of AVEMCO Corporation;

     D. Any event determined by an arbitrator, as provided below, to be similar in purpose or effect to those set forth in paragraphs A through C immediately above, and therefore properly includable under this paragraph D.

     Anything in this Attachment B to the contrary notwithstanding, no event shall be deemed a change in control of AVEMCO Corporation for purposes hereof if such event is approved by two-thirds of those Directors of AVEMCO Corporation at the time who are neither affiliated with a party to the transaction nor a party to this Employment Agreement or an employment agreement containing a provision similar to this termination provision.

     The listing of changes in control in paragraphs A through C herein is not intended as, and cannot be, exhaustive, but it is intended as an example of the kinds of events which might reasonably cause Employee to wish to terminate employment with AVEMCO Corporation and under which it is reasonable for Employee to have the protections afforded by this provision. Accordingly, in the event Employee contends that Employee has rights resulting from paragraph D hereof and if AVEMCO Corporation disputes that contention, the issues shall be submitted to arbitration under the rules and procedures of the American Arbitration Association. The arbitrator shall find that a change in control is properly includable under paragraph D if the arbitrator concludes that to do so would carry out the purpose and intent of this provision. The parties shall be bound by the decision of the arbitrator so arrived at. The cost of any such arbitration shall be born by the losing party.

     This Attachment attaches to and forms a part of the Employment Agreement dated January 1, 1996, between AVEMCO and Employee.
      -----------------


       EMPLOYEE                         AVEMCO CORPORATION

   /s/  Thomas H. Chero                 By /s/ John F. Shettle, Jr.
   -----------------------                ---------------------------------
                                               John F. Shettle, Jr., President


                                      B-2